Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form S-1 of First Interstate BancSystem, Inc. of our report dated March 23, 2009, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Des Moines, Iowa
January 15, 2010
McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.